As filed with the Securities and Exchange Commission on August 27, 2010
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Cellular, Inc.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

42-1771506
(I.R.S. Employer Identification Number)

Eastbiz.Com Inc.
5348 Vegas Dr.
Las Vegas NV 89108
Phone number: 888-284-3821
 (Address and telephone number of Registrant's principal executive offices)

Advanced Cellular, Inc.
c/o Eastbiz.Com Inc.
Suite 17 - 5348 Vegas Dr.
Las Vegas NV 89108
Phone number: 866-824-2112

(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
O’Neal Law Firm PC
6626 E. Raftriver Road
Mesa AZ 85215
Telephone No.: 480-812-5041
Facsimile No.: 888-353-8842

Our company plans to commence the proposed sale of our common stock to the public within one month after the S-1 becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

		Proposed	Proposed	Amount
	Amount	Maximum	Maximum	of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Share	Offering Price (1)	Fee (1)

Common Stock(1)	6,000,000	$0.01	$60,000	$4.20
Par value $0.0001 Per share

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Advance Cellular Inc., does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated August 27, 2010

ADVANCED CELLULAR INC.

Up to a Maximum of 6,000,000 Shares of Common Stock at $0.01 Per Share

This prospectus relates to our initial public offering of 6,000,000 shares of our common stock at an offering price of $0.01 per share. The offering will commence once this prospectus becomes effective and will close no later than 180 days thereafter. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common stock is being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

If all of the shares offered by us are purchased, the gross proceeds to us will be $60,000. This is our initial public offering and no public market currently exists for shares of our common stock. Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are offering our shares of common stock on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares being offered. We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions or any other form of compensation for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.01 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______ __, 2010

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

The following summary highlights selected material information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements. All references to "we," "us," "our," "Advanced Cellular Inc.," "Company," "Registrant" or similar terms used in this prospectus refer to Advanced Cellular Inc.

Our Company

We were incorporated in Nevada on May 4, 2010. We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets.  We established for the purpose of developing and commercializing a performance management system for use by cellular operators. We have named our system AdvancedPM.

Our planned system will enable cellular operators to analyze and optimize their cellular network performance. Common cellular network equipment records different events during voice calls or data calls. These call events are being stored in a dedicated database. Each cellular manufacture has its own unique database structure to store the call events. Cellular operators have to monitor the call events in order to evaluate and improve their cellular network performance. Key Performance Indicators (KPIs) are the significant measurements used to track the cellular network performance against the cellular operator’s objectives. These KPIs are being calculated to summarize the call events; the major KPIs are pre-specified and common for every cellular manufacture with respect to the specific technology. Analyzing the KPIs enables the operator a real-time monitoring, trend performance tracking and a drill-down into network element level. Our planned system will present the KPIs in a browser based, parameter driven, dynamic report generation, flexible report scheduling capabilities and Support a wide variety of export formats including PDF, HTML, CSV, XLS, RTF, and Image.

Our goal is to help small cellular operators monitor their network and enable them to improve their network using an off-the-shelf product with a minimum customization which will lead to minimal cost. We plan to generate revenues from the sale of our AdvancedPM system to cellular network operators, at an additional cost we plan to offer support and maintenance service.

AdvancedPM will provide radio access network status management, performance analysis and support the following capabilities:

•	Monitor real-time system performance and not only the element status.
•	Display the performance trend enabling to identify problems which missed by the manual process.
•	Geographic map display enable analyzing the data over detailed maps, streets, satellite photo, topographical.
•	Export detailed daily reports for engineers and high level of management.
•	Increase engineering efficiency and automatically identifying issues that impact network quality.
•	Asset current deployment and decide regarding requirement for new deployment or expansion.

In order to use our planned system, prospective cellular network operators will be required to send us the cellular network manufacture data sheets with regards to performance collection and database specification, and then we will need to integrate the cellular network manufacture database with AdvancedPM.

AdvancePM will support multi-user environment through high speed and secure access across the Intranet or the Internet. The user will be able to access the reports directly without no client application using simple to access web reports to improve the information sharing across the organization. Reporting capabilities include exporting to a common PC application format such as Microsoft Excel, PDF, JPG. Reporting and Monitoring include geographic map display enable analyzing the data over detailed street maps, satellite photo and topographical maps.

We have commenced only limited operations, primarily focused on organizational matters and efforts related to this Offering. Our performance management system is currently in the development stage and is not ready for commercial sale. We expect AdvancedPM to be ready for commercial sale within 12 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our product, we anticipate that we will generate nominal revenues within 6 months following the product launch.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our performance management system or that cellular operators seeking for performance management system will be receptive to using our service.

Our principal offices are currently located at Suite 17, 5348 Vegas Dr., Las Vegas, NV 89108. Our telephone number is 866-824-2112. Our registered office in Nevada is 5348 Vegas Dr., Las Vegas, NV 89108, and our registered agent is Eastbiz.com Inc. Our fiscal year end is June 30.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note that we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

As of June 30, 2010, our company has $20,020 and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares in this offering. The company has no full time employees and our current officer/director intends to devote approximately five hours per week to our business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 6,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $60,000. The expenses associated with this offering are estimated to be $10,000, or approximately 16.7% of the gross proceeds of $60,000, if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering:	10,000,000 shares

Shares of common stock being offered by us:	6,000,000 shares

Total shares of common stock outstanding after the offering:	16,000,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 6,000,000 shares of our common stock will be $60,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop and commercialize the AdvancedPM system.

Risk Factors:
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

Use of proceeds:
We are seeking to raise a total of $60,000 under this Offering. If we are successful in doing so, $10,000 is planned to be used to cover the costs of this Prospectus, $13,500 transfer agent, accounting and legal costs, approximately $30,000 towards the software development, leaving $4,000 available for sales/marketing and $2,500 for office related miscellaneous. As of August 27, 2010 we had cash in hand of approximately $17,500 as working capital available.

Should we sell substantially less than 6,000,000 shares within the 180 days (which may be extended an additional 90 days in our sole discretion) offering period, we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with "Management’s Discussion and Analysis of Financial Condition or Plan of Operation" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(May 4, 2010
Through
June 30, 2010)
(Audited)
Statement of Operations:

Total revenues	$—

Total operating expenses	$662

(Loss) from operations	$(662)

Net (loss)	$(662)

(Loss) per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and diluted	10,000,000

As of
June 30, 2010
(Audited)
Balance Sheet:

Cash in bank	$20,020

Total current assets	$20,020

Total assets	$20,020

Total current liabilities	$682

Total liabilities	$682

Total stockholders' (deficit)	$19,338

Total liabilities and stockholders' equity	$20,020

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occurs, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $662 from our inception on May 4, 2010 to June 30, 2010 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

2.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on May 4, 2010, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development and commercialization of a performance management system for use by cellular operators. Our product will enable cellular operators to analyze and optimize their cellular network performance.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our performance management system or that cellular operators seeking for performance management system will be receptive to using our service.

Which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and the fact that our Company is a highly speculative venture involving significant financial risk.

3.	We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop our network performance management system.

We have never generated revenues. We intend to engage in the development and commercialization of a network performance management system for use by cellular operators. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing and commercialization of a network performance management system. We cannot guarantee that we will ever be successful in developing and commercialization of a network performance management system or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

Currently, we do not have sufficient cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed, and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event, investors would likely not obtain a profitable return on their investment or a return of their investment at all.

5.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven and the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful. There is a substantial risk that we will not be successful in implementing our business plan, or, if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

6.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

7.
As a development stage company, we may experience substantial cost overruns in developing and commercializing the network performance management system and we may not have sufficient capital to successfully complete the development and commercialization of our product.

We may experience substantial cost overruns in developing and commercializing the network performance management system and we may not have sufficient capital to successfully complete our business plan. We may not be able to market our product because of industry conditions, general economic conditions, and/or competition from other manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product, governmental restrictions, and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to develop and operate the network performance management system, we cannot ensure that the cost for this product will be found to be warranted and reasonable by potential purchasers, and therefore we cannot ensure that the product, will actually find popularity and acceptance.

8.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Software for cellular networks is part of an industry that is highly regulated and competitive, and although we believe our technology offers unique features, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Existing solutions are designed for cellular network operators who have thousands of cell sites; these networks generate a massive amount of call events that must to be logged in a large database. Generating the KPIs from this database requires an expensive database management tools and an expensive reporting application., our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater name credibility with our potential customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn could cause our business to suffer and restrict our profitability potential.

9.
Because Mr. Nir Eliyahu, has other outside business activities and will only be devoting up to 20% of his time to our operations, our operations may be sporadic, which may result in periodic interruptions or suspensions of our business activities.

Our sole Director/officers is only engaged in our business activities on a part-time basis. This could cause the officer a conflict of interest between the amount of time devoted to our business activities and the amount of time required to be devoted to other activities. After successful completion of this Offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that our Director/officer engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

10.	Our Sole Director/officer own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Sole Director/officer presently own 100% of our outstanding common stock. If all of the 6,000,000 shares of our common stock being offered hereby are sold, the shares held by our Sole Director/officer will constitute approximately 62.5% of our outstanding common stock.

11.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

RISKS RELATING TO OUR COMMON STOCK

12.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

13.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of preferred stock and 100,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

14.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any non-NASDAQ equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

15.	We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

16.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

17.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter (OTC) Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

18.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We currently do not intend to register or qualify our stock in any state. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

19.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We are offering a total of 6,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

The following table provides the use of proceeds based on the closing of the Offering.  If the Company is not successful in selling all 6,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

Maximum Offering
SHARES SOLD	6,000,000
GROSS PROCEEDS	$60,000

OFFERING EXPENSES
Legal & Accounting	8,500
Edgar Agent Fees	1,000
Transfer Agent Fees	500

TOTAL OFFERING EXPENSES	10,000
NET PROCEEDS	50,000

EXPENDITURES*
Public Reporting Expenses	13,500
AdvancedPM Development	30,000
Web hosting and contractor	1,950
Sales and Marketing staff	4,000
Office Supply, telephone & misc	1,600
As of August 27, 2010 Cash in hand	$17,500

*	Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Management's Discussion and Analysis of Financial Condition or Plan of Operation” section of this Prospectus.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of June 30, 2010 was 19,338, or $0.0019 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2010, as adjusted to give effect to the receipt of net proceeds from the sale of 6,000,000 shares of common stock for $50,000, which represents net proceeds after deducting estimated offering expenses of $10,000. This represents an immediate increase of $0.0023 per share to existing stockholders and an immediate and substantial dilution of $0.0057 per share, or approximately 57%, to new investors purchasing our securities in this offering. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of June 30, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

	Shares
	Number	Percent	Amount

Existing Stockholders	10,000,000	63%	$20,000
New Investors	6,000,000	35%	$60,000
Total	16,000,000	100%	$80,000

Capitalization

The following table sets forth, as of June 30, 2010, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.01 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	Actual	As Adjusted, Assuming Sale of Maximum Offering

Short-term debt	682	682

Stockholders’ equity :
Preferred Stock, 50,000,000 shares authorized, par-value $0.0001, no shares issued and outstanding Common Stock, 100,000,000 shares authorized, par-value $0.0001, 10,000,000 shares issued and outstanding.	10,000,000	16,000,000
Issued and outstanding as adjusted	1,000	1,600
Additional paid-in capital	19,000	59,400
Deficit accumulated during the development stage	(662)	(662)

Total stockholders equity	19,338	60,338
Total Capitalization	20,020	61,020

Our Business

Background and Business Overview

We are a development stage company that was incorporated under the laws of the state of Nevada on May 4, 2010. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither Advanced Cellular, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our offices are currently located at c/o Easybiz.com Inc 17-5348 Vegas Dr., Las Vegas, NV 89108. Our telephone number is 866-824-2112.We do not have a website yet, we expect to have an informational website in the next several months.

We have one executive officer who also serves as our director. Mr. Nir Eliyahu, our President and a Director, resides in Israel. He has ten years of experience as an RF and network optimization expert; he also has been involved in large scale cellular network implementation in Africa, Australia and North America.

Principal Products and Services

We are planning to develop and commercialize a performance management system for use by cellular operators. Our product will enable cellular operators to analyze and optimize their cellular network performance. Common cellular network equipment records different events during voice calls or data calls. These call events are being stored in a dedicated database. Each cellular manufacture has its own unique database structure to store the call events. Cellular operators have to monitor the call events in order to evaluate and improve their cellular network performance. Key Performance Indicators (KPIs) are the significant measurements used to track the cellular network performance against the cellular operator’s objectives. These KPIs are being calculated to summarize the call events; the major KPIs are pre-specified and common for every cellular manufacture with respect to the specific technology. Analyzing the KPIs enables the operator a real-time monitoring, trend performance tracking and a drill-down into network element level. Our planned system will present the KPIs in a browser based, parameter driven, dynamic report generation, flexible report scheduling capabilities and Support a wide variety of export formats including PDF, HTML, CSV, XLS, RTF, and Image.

Our goal is to help small cellular operators monitor their network and enable them to improve their network using an off-the-shelf product with a minimum customization which will lead to minimal cost. We plan to generate revenues from the sale of our AdvancedPM system to cellular network operators, at an additional cost we plan to offer support and maintenance service.

AdvancedPM will provide radio access network status management, performance analysis and support the following capabilities:

•	Monitor real-time system performance and not only the element status.
•	Display the performance trend enabling to identify problems which missed by the manual process.
•	Geographic map display enable analyzing the data over detailed maps, streets, satellite photo, topographical.
•	Export detailed daily reports for engineers and high level of management.
•	Increase engineering efficiency and automatically identifying issues that impact network quality.
•	Asset current deployment and decide regarding requirement for new deployment or expansion.

In order to use our planned system, prospective cellular network operators will be required to send us the cellular network manufacture data sheets with regards to performance collection and database specification, and then we will need to integrate the cellular network manufacture database with AdvancedPM.

AdvancePM will support multi-user environment through high speed and secure access across the Intranet or the Internet. The user will be able to access the reports directly without no client application using simple to access web reports to improve the information sharing across the organization. Reporting capabilities include exporting to a common PC application format such as Microsoft Excel, PDF, JPG. Reporting and Monitoring include geographic map display enable analyzing the data over detailed street maps, satellite photo and topographical maps.

We have commenced only limited operations, primarily focused on organizational matters and efforts related to this offering. Our performance management system is currently in the development stage and is not ready for commercial sale. We anticipate that our product will be available in a year after successful completion of the offering.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our performance management system or that cellular operators seeking for performance management system will be receptive to using our service.

The Market Opportunity

According to statistics made available by GSM Association and CDMA Development group on their website, the use of mobile cellular subscribers demonstrate remarkable growth over the past decade. In the year 2000 the worldwide number of subscribers were 200 million and at the end of year 2009 it reach 4.3 million subscribers, according to ITU 2009 reports mobile cellular subscriber penetration show growth from 12% worldwide in 2000 to surpass the 60% worldwide in 2009. During this period the number of cellular network operators surpassed 1,000 worldwide.

Our target market is the worldwide small size cellular network operators who wishes to monitor and optimized their network and currently do not have a performance management system or the ones who wishes to replace their current system. We expect, although no assurance can be given, that our solution will appeal to small size cellular operators who cannot afford to purchase the existing solutions in the market place.

Our management believes that if we properly execute our business plan, our solution will enable new and existing operators to monitor and optimize their network in a significant lower cost.

Competition and Competitive Strategy

Competition within the cellular network performance management industry is intense. We believe there is no performance management system designed for small size cellular network operators. Existing solutions are designed for cellular network operators who have thousands of cell sites; these networks generate a massive amount of call events that must to be logged in a large database. Generating the KPIs from this database requires an expensive database management tools and an expensive reporting application.

We believe that designing a solution to support a limited database and limited reporting capabilities will result in lower cost than our competitors, our competition is based primarily on the cost of the system. We seek to differentiate ourselves by providing our customers with an easy to use and functional system and pre-customized reporting. On an ongoing basis, we intend to add more features to our future service such as: automatic alerting system and performance report exporting capabilities.

Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do.

Our primary competition comes primarily from several industry participants:

Actix, Inc (www.actix.com) - This company is a world leading developer of cellular network optimization tools. They offer systems which design for large scale mobile operators. They also provide tools for status management. They do not currently offer small scale pre-customized systems for small mobile operators. We believe their price point is extremely high compared what we are planning.

TTI Telecom (www.tti-telecom.com) – This Company is a world leading developer of cellular network status management tools. They also offer performance management system to large cellular operators. They do not currently offer small scale pre-customized systems for small mobile operators. We believe their price point is extremely high compared what we are planning.

QuantumSI (www.quantumsi.com) - This Company is a system integrator and software developer for several industries including telecommunication. They also offer performance management system to medium size cellular operators. They do not currently offer small scale pre-customized systems for small mobile operators. We believe their price point is higher than what we are planning.

Employees

We have no full time or part-time employees. Our Sole Director/officers, Mr. Nir Eliyahu, is expected to devote approximately five hours per week to our business activities. If and when we develop and market a product, we may need additional employees for our operations. We do not foresee any significant changes in the number of employees we will have over the next twelve months.

Transfer Agent

We do not currently have a transfer agent. We are currently in the process of identifying potential transfer agents and plan to select one as soon as practicable.

Description of Property

Our Principal executive offices are located at c/o EastBiz.com Inc.,17-5348 Vegas Dr. Las Vegas, NV 89108 USA. This location is a virtual office that we maintain with EastBiz.com, Inc. which provides us with a mailing address for communications. This service is provided by EastBiz.com for $99.00 per year, plus we maintain a reserve that EastBiz.com will use for payment of postage. This Reserve account will be supplemented as needed. We may terminate the lease arrangement upon 30-days written notice to INC Management. Our executive officer, Mr. Nir Eliyahu does not work from this location, but operates from his respective residence in Israel at no charge to us. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Management's Discussion and Analysis of Financial Condition or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" or elsewhere in this prospectus.

Plan of Operations

We are in the development stage of a performance management system for use by small size cellular operators. Our product will enable cellular operators to analyze and optimize their cellular network performance. Our product will be an off-the-shelf product with a minimum customization which will lead to minimal cost. In our opinion such system is not available for small cellular network operators, existing solutions are designed for large scale networks hence small cellular network operators can not afford it. In addition we believe that they do not possess the knowledge for specifying the required Key Performance Indicators in order to build their own system.

Current trends show that the growth in the use of mobile cellular subscribers is consistent over the last decade; therefore we believe that the number of cellular network operators in the market will increase to support this growth. We believe, although no assurance can be given, that this new operators and existing small size operators will find our solution attractive. We believe our plan to offer performance management system for small size cellular network operators is set to launch at the right time.

Our goals over the next 12 months are to:

•	Complete the development and commercialize AdvancedPM in twelve months following of this Offering;
•	Perform a market survey to identify the dominant manufactures in the small sized cellular network operators market.
•	Integrate AdvancedPM with leading cellular network manufactures equipment.
•	Initiate our marketing campaign and our sales strategy.

Our current business objectives are:

•	To become a recognized brand of performance management system developer.
•	to execute our marketing plan and to create interest in our product;

Activities to Date

We were incorporated in the State of Nevada on May 4, 2010.  We are a development stage company.  From our inception to date, we have not generated any revenues and our operations have been limited to organizational matters, the development of our business, initial steps for the creation of our website and efforts related to becoming a public company.

Since our inception we have not made any purchases or sales, nor have we been involved in mergers, acquisitions or consolidations.  However, management completed the high level for our performance and management system.

We have accomplished the following:

1.	Defined the required KPIs which will be included in AdvancedPM.
2.	Defined the required web based reports for each KPI.
3.	Evaluated and identified a database application, MySQL, as our system’s database programming language.
4.	Evaluated and identified PHP and C language as our web based interface programming language.

Directors of the company have already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company. An office space has been located in a shared facility that offers us room to grow if the need arises within year two and going forward.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the twelve months after this Offering is completed.

	Month 1 to 3	Month 4 to 6	Month 7 to 9	Month 10 to 12	Present to December 2009

Legal/Accounting	$2,500	$2,500	$2,500	$3,500	$11,000
Transfer agent	1,000	500	500	500	2,500
Web hosting for our corporate web site	100	100	100	100	400
Web designer contractor	1,500	—	—	—	1,500
Software contractor	6,000	6,000	6,000	6,000	24,000
Software licenses	—	750	—	—	750
Development server	—	5,000	—	—	5,000
Sales and marketing staff	—	—	—	4,000	4,000
Office Supply & Misc	250	250	250	250	1,000
Telephone	150	150	150	150	600
	$11,500	$15,250	$9,500	$14,500	$50,750

Milestones

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted.

Months 1 to 3

During the first three months, we plan to:

•	hire a software development contractor to finalize AdvancedPM specification ;
•	launch an “information only” web site;

Software development: We plan to retain the services of a software contractor by the end of month 1. We have already identified several potential development firm candidates in Israel. All have extensive experience in web and database application development using the popular programming languages. We will pay $2,000 per month for the selected contractor, which is sufficient to retain the services of a developer in Israel. This sum will include all sundry expenses. The developer will be required to supply their own computers, software (with the exception of specialized software related directly to our project) and high-speed internet connection. During months 2 and 3, we will work with the software contractor on the development of AdvancedPM specifications and on a high level design. High-level design will include identifying the different components of the software and how they interact with each other. This will involve a study of the proposed application requirements and the design of the application to handle the needs. This will be an interactive process between our management and the software contractor.

Corporate website: We plan to sign an agreement with a web hosting company for our “information only” corporate web site. We also plan to engage a web designer contractor for our “information only” corporate web site. This will be an interactive process between our management and the web designer contractor. We have budgeted $1,500 for this activity.

Months 4 to 6

During the following three months, we expect to achieve the following:

•	Set up a development server;
•	Database configuration according the design specification;

Server development: We will purchase our development server in the beginning of this quarter, at a cost of approximately $5,000. The installation of the operating system, development tools and database will take three weeks, and will be performed by the software development contractor. In order to reduce cost, we will be using open source software such as Linux as an operating system, mySQL as a database, C and PHP as programming languages.

Database development: A proper database design is essential for the development of a scalable software application. While the contractor will be responsible for this task, our management will be intimately involved in developing the detailed specifications. This task will last one month and will proceed immediately after the set-up of the development server. We expect that this will be done by the middle of the quarter. Security and backup procedures will also be implemented and documented. In order to facilitate the design and the maintenance of the database, we will purchase a database management tool such as SQL Manager for $750.

Months 7 to 9

During the following three months, we expect to achieve the following:

•	Specifying the Key Performance Indicators which will be included in AdvancedPM;
•	Developing pre-customized reports;

Specifying the Key Performance Indicators: Key performance indicators (KPIs) are the significant measurements used to track performance against cellular network objectives. We will specify the KPIs target and ranges and how it will be measured/calculated from the database. This process will be performed by our management and will be delivered to the developer for implementation in AdvancedPM.

Pre-customized reports development: In order to monitor cellular network performance high level reports should reflect the overall network performance and allow the user to drill down into a specific network element performance. We intend to enhance the viewer's experience by initially providing only a summary of the overall performance and then allowing the viewer to drill-down to the details of his interest.

Months 10 to 12

During the following three months, we expect to achieve the following:

•	Market Survey;
•	Integration of AdvancedPM with leading cellular network manufactures equipment.
•	Lunch a Beta version and complete modifications to AdvancedPM;
•	Correct any detected discovered defects;
•	Interview and hire sales support staff to start work in month eleven;
•	Marketing activities;

Market Survey: AdvancedPM is designed for small sized cellular operators, therefore the marketing survey is highly important in order to identify the manufactures that dominants this small sized cellular operators market. The market survey will be performed by our management and expected to be completed by the middle of month 10.

Database Integration: Each cellular network manufacture has a different implementation of the network performance database, based on the results of the marketing survey we will identify several manufactures which we will integrate with. During months 10 and 11 we plan to complete the database integration and to complete a Beta version of AdvancedPM.

Testing and quality assurance: We plan to test AdvancedPM internally and to make sure that our system works according to the design specifications, standards and functionality required without defects and possible problems.

Marketing activities: We plan to contract an experienced sales person starting in month 12. This individual will be responsible for contacting the small size cellular operators that we have identified in our market survey. We have budgeted $2,000 per month and 15% of gross sales as compensation. We also budgeted $2,000 for our marketing collateral materials.

Results of Operations

During the period from May 4, 2010 (date of inception) through June 30, 2010, we incurred a net loss of $662. This loss consisted primarily of incorporating fees. Since our incorporation, we have sold 10,000,000 shares of common stock to our sole Director/officer for total gross proceeds of $20,000. As of June 30, 2010, we had $20,020 cash on hand.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the period from May 4, 2010 (date of inception) through June 30, 2010. We believe that we will be able to commence the marketing of our proposed system immediately following the public launch of our completed product, which will be approximately twelve months following the successful completion of the Offering. We expect to begin generating revenues approximately three months following the public launch of our product.

Liquidity and Capital Resources

We were incorporated in Nevada on May 4, 2010. We are a development stage company that only recently commenced with its business operations, there is a limited historical basis for liquidity comparison and analysis.

As of August 27, 2010, we have raised a total of $20,000 from the sale of 10,000,000 shares of our common stock to our sole Director /officer. The Company’s sole Director/officer advanced a total of $682 for organizational costs. The advances are non-interest bearing, unsecured and due on demand. As of August 27, 2010 we had cash in hand of approximately $17,500.

Until such time as we are successful in raising additional capital through this Offering, assuming we are able to do so, we will utilize our existing cash to maintain existing operations.  We do not expect to incur any significant costs during this period.

In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period is $50,750, which is the amount we expect to raise from the sale of our shares in this Offering.  These estimated expenditures are described in detail above under “Expenditures.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our product costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Market for Common Equity and Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of August 27, 2010, there were 10,000,000 shares of common stock issued and outstanding, which were held by one (1) stockholder of record, our sole Director/officer.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of August 27, 2010.

Name	Age	Positions and Offices Held	Period Held

Nir Eliyahu	33	President, Secretary, Treasurer and Director	May 4, 2010 to present

Our sole Director/officer holds office until the next annual meeting of our stockholders or until their successors is duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

MR. NIR ELIYAHU, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

We have one executive officer who also serves as our director. Mr. Nir Eliyahu, our President and a Director, resides in Israel. He has ten years of experience as an RF and network optimization expert; he also has been involved in large scale cellular network implementation in Africa, Australia and North America.

Mr. Eliyahu is our President, Secretary, Treasurer and Director. He has served in these capacities since we were incorporated on May 4, 2010. He has ten years of experience in the telecom business. Since 2002 to 2005 Mr. Eliyahu was a cell site engineer at Pelephone Communication of Israel. Since 2006 to present Mr. Eliyahu has been the head of the RF and optimization department in Movicel Telecommunication of Angola, Africa. He is responsible for improving Movicel’s network performance, generating network performance reports for management and supporting the development of the network performance system and supporting the new implementation of cell sites.

We believe Mr. Eliyahu's qualifications to sit on our board of directors include his years of experience as an RF and network optimization performance expert, as well as the deep understanding of our proposed product.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the fourth quarter of 2010.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Directors are or will be compensated in the future for any services provided as Directors.

Employment Contracts, Termination of Employment, and Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers or Directors that would result from either (a) the resignation, retirement or any other termination of any of our Directors or officers, or (b) a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

In May 2010 the Company’s Director advanced a total of $682 for organizational costs. The advance is non-interest bearing, unsecured and due on demand.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers, and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 10,000,000 shares of our common stock outstanding as of August 27, 2010.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)(2)

Common	Nir Eliyahu. c/o Eastbiz.com Inc. Suite 17 - 5348 Vegas Dr. Las Vegas NV 89108 USA	100,000,000	100%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)	The percent of class is based on the total number of shares outstanding of 10,000,000 as of August 27, 2010.

Change in control

None.

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our sole Director/officer, Nir Eliyahu, on May 4, 2010, purchased 10,000,000 shares of common stock in a private offering at $0.002 per share.

Future Sales by Existing Stockholders

As of the date of this prospectus, there is one (1) stockholders of record holding 10,000,000 shares of our common stock. All of our issued shares of common stock are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of the 10,000,000 shares, as such term is defined in Rule 144, may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. Under Rule 144, the 6,000,000 shares held by a non-affiliate can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by our existing stockholders under the Securities Act. None of our existing stockholders is entitled to registration rights.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 100,000,000 shares of our Common Stock, $0.0001 par value, of which, as of August 27, 2010, 10,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Our Preferred Stock

We are authorized to issue shares 50,000,000 of preferred stock, $0.0001 par value, as of August 27, 2010 there are no shares issued and outstanding. Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming all of the offered shares are purchased, we will have a total of 16,000,000 shares of common stock outstanding. The shares sold in this offering will be freely tradable without restriction, or further registration under the Securities Act, unless those shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 6,000,000 shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 1,000,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Plan of Distribution

We are offering for sale a maximum of 6,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 6,000,000 shares are not sold within 180 days from the date hereof (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.01 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must be a company that: (1) reports its current financial information to the Securities and Exchange

Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because (1) it operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (2) securities admitted to quotation are offered by one or more broker-dealers, rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Mr. Nir Eliyahu, who is the sole Director/officer of the Company.
He will receive no commission from the sale of any shares. he will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of his participation, an associated person of a broker/dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Nir Eliyahu is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officer at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Advanced Cellular Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,500,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the customer's account for the transaction. To approve a person's account for transactions in penny stocks, a broker/dealer must: obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; and notify the customer of his rights and remedies in cases of fraud in penny stock transactions and of the FINRA's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Weinberg and Baer, LLC is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Nevada law, our Director/officer shall not be personally liable to us or our stockholders for damages for breach of their fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the right of our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

Certain legal matters, including the legality of the securities offered, will be passed upon for us by O’Neal Law Firm PC.

Experts

Our financial statements as of June 30, 2010, and for the period then ended and cumulative from inception (May 4, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC, an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Advanced Cellular Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE. Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1–800–SEC–0330.

We furnish our stockholders with annual reports containing audited financial statements.

ADVANCED CELLULAR INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Advanced Cellular Inc..:

We have audited the accompanying balance sheet of Advanced Cellular Inc. (a Nevada corporation in the development stage) as of June 30, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended June 30, 2010, and from inception (May 4, 2010) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Cellular Inc. as of June 30, 2010, and the results of its operations and its cash flows for the period ended June 30, 2010, and from inception (May 4, 2010) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as June 30, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 7 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC
Weinberg & Baer LLC
Baltimore, Maryland
August 26, 2010

ADVANCED CELLULAR, INC.
(A Development Stage Company)

BALANCE SHEET

As of June 30, 2010
ASSETS

Current Assets
Cash	$20,020

Total Current Assets	20,020

Total Assets	$20,020

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Loans payable - Director	$682

Total Current Liabilities	682

Total Liabilities	682

Stockholders' Equity
Preferred Stock, 50,000,000 shares authorized,
par value $0.0001, no shares issued and outstanding
Common Stock, 100,000,000 shares authorized,
par value $0.0001, 10,000,000 shares issued and outstanding	1,000
Additional Paid in Capital	19,000
Deficit Accumulated During the Development Stage	(662)

Total Stockholders' Equity	19,338

Total Liabilities and Stockholders' Equity	$20,020

The accompanying notes are an integral part of these financial statements.

ADVANCED CELLULAR, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

		Cummulative
		May 4, 2010
	Period ended	(Inception) to
	June 30, 2010	June 30, 2010

Revenue	$—	$—

Expenses
Organzation Cost	662	662
General and Administrative	—	—
Loss before income taxes	(662)	(662)
Provision for Income Taxes	—	—

Net (Loss)	$(662)	$(662)

Basic and Diluted
(Loss) per Common Shares	a	a

Weighted Average
Number of Common Shares	10,000,000	10,000,000

a = Less than ($0.01) per share

The accompanying notes are an integral part of these financial statements.

ADVANCED CELLULAR,INC.
 (A Development Stage Company)

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

				Deficit
				Accumulated
	Common Stock		Paid in	During the	Total
	Shares	Amount	Capital	Development Stage	Equity
	#	$	$	$	$
Inception May 4, 2010

Common stock issued to Directors	10,000,000	1,000	19,000	—	20,000
For cash May 4, 2010 @$0.002 Per Share

Net loss for the period				(662)	(662)

Balance June 30, 2010	10,000,000	1,000	19,000	(662)	19,338

The accompanying notes are an integral part of these financial statements.

ADVANCED CELLULAR, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

		Cummulative
		May 4, 2010
	Period ended	(Inception) to
	June 30, 2010	June 30, 2010
OPERATING ACTIVITIES
Net (Loss)	$(662)	$(662)
Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities	—	—
Net Cash (Used) by Operating Activities	(662)	(662)

INVESTING ACTIVITIES
Net cash used by investing activities	—	—

FINANCING ACTIVITIES
Proceeds from loans - director	682	682
Proceeds from issuance of common stock	20,000	20,000
Cash Provided by Financing Activities	20,682	20,682

Net Increase in Cash	20,020	20,020

Cash, Beginning of Period	—	—

Cash, End of Period	$20,020	$20,020

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

ADVANCED CELLULAR, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2010

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated under the laws of the state of Nevada on May 4, 2010. The Company has limited operations and is considered a development stage company and has not yet realized any revenues from its planned operations.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will focus its operations on developing and commercializing a performance management system; this system will be used by cellular network operators. We have named our system AdvancedPM.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 fiscal year end.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing our net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise

ADVANCED CELLULAR, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2010

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recently issued accounting pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES," as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company's business, financial condition or results of operations, but will impact the Company's financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

ADVANCED CELLULAR, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2010

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

NOTE  3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   As of June 30, 2010, the Company incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is $662 and will expire 20 years from the date the loss was incurred.

NOTE 4. NET OPERATING LOSSES

As of June 30, 2010, the Company has a net operating loss carry-forward of approximately $662 which will expire 20 years from the date the loss was incurred.

NOTE  5. STOCKHOLDER’S EQUITY

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 6,000,000 shares at an offering price of $0.01 per share for proceeds of up to $60,000.

ADVANCED CELLULAR, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2010

NOTE  5. STOCKHOLDER’S EQUITY  (CONTINUED)

Authorized

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Issued and Outstanding

For transactions with employee’s stock, issuances are in accordance with ASC 718, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with other than employee’s stock issuance are in accordance with ASC 505, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On May 4, 2008, the Company issued 10,000,000 common shares to its Directors valued at $ 0.002 per share or $20,000.

NOTE  6. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE  7. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has net losses for the period from inception (May 4, 2010) to June 30, 2010 of $662. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 8. LOANS PAYABLE RELATED PARTY

In 2010, the Company's Director advanced a total of $682. The advances are non-interest bearing, unsecured and due on demand.

NOTE  9. ADVERTISING COSTS

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2010

ADVANCED CELLULAR, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2010

NOTE  10. CONCENTRATIONS OF RISKS

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. See Note 7 regarding going concern matters.

NOTE  11. PROPERTY

The Company does not own or rent any property.  We currently maintain our corporate office at 17- 5348 Vegas Dr., Las Vegas, NV 89108 USA. This location is a virtual office that we maintain with EastBiz.com, Inc. which provides us with a mailing address for communications. This service is provided by EastBiz.com for $99.00 per year, plus we maintain a reserve that Eastbiz.com will use for payment of postage. This reserve account will be supplemented as needed.  We may terminate the lease arrangement upon 30-days' written notice to INC Management. Our executive officer, Mr. Nir Eliyahu does not work from this location, but operates from his respective residence in Israel at no charge to us.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______________ (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Nevada law, our Directors or officers shall not be personally liable to us or our stockholders for damages for breach of their fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the right of our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$4.20

Transfer Agent Fees (Estimated)	$500

Edgar Agent Fees	$1,000

Accounting fees and expenses	$2,500

Legal fees and expenses	$6,000

Total:	$10,004.20

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below has subsequently transferred or disposed of his shares and the list is also a current listing of the Company's stockholders.

On May 4, 2010, we issued a total of 10,000,000 shares of our common stock, to our Principal Executive Officer and Director, Treasurer and Chief Financial Officer (CFO) and Secretary. The purchase price for such shares was equal to their par value, $0.002 per share, amounting in the aggregate for all 10,000,000 shares to $20,000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Gitit, Israel.

Advanced Cellular Inc.

Date: August 27, 2010	By:	/s/ Nir Eliyahu
Nir Eliyahu
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Nir Eliyahu	President and Director (Principal Executive Officer)	August 27, 2010
Nir Eliyahu

Exhibit Table

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Form of Subscription Agreement to be entered into in connection with this offering.